Exhibit 32.1
CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Discovery Laboratories, Inc. (the “Company”) hereby certifies that our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2008

/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

/s/ John G. Cooper
John G. Cooper
Executive Vice President, Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

This certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.